UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 20, 2021

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MOFG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 20, 2021, the board of directors of MidWestOne Financial Group, Inc. (the “Company”) voted to amend and restate the Company’s current bylaws as its Third Amended and Restated Bylaws (“Third Amended and Restated Bylaws”). The Third Amended and Restated Bylaws are effective as of January 20, 2021.

Amendments contained in the Third Amended and Restated Bylaws include the following:

(1) the addition of a new paragraph in Section 3.2 providing that: (a) the three classes of directors shall be as nearly equal in number as possible, with the term of office of one class expiring each year; (b) if the number of directors is increased, additional directors may be elected by a majority of the directors then in office and shall hold office until the next election of the class for which such directors were chosen; and (c) at each annual meeting of shareholders, the successors to the class of directors whose term is then expiring shall be elected to hold office for a term expiring at the third succeeding annual meeting (paragraph 2 of Section 3.2 of the Third Amended and Restated Bylaws);

(2) the deletion of the requirements relating the number of Class I directors previously selected by Central Bancshares, Inc. (“Central”) because these provisions expired upon the 2020 annual meeting of shareholders. These requirements had been implemented in connection with the Company’s merger with Central on May 1, 2015 (Section 3.2 of the Third Amended and Restated Bylaws);

(3) the deletion of the requirement for supermajority approval by the board of directors of: (a) a change in the Company’s name; (b) a change in the location of the Company’s headquarters; (c) the removal of any director; (d) the approval of certain sale or merger transactions; (e) the issuance of securities in certain circumstances; and (f) the amendment of certain provisions of the Company’s bylaws; because these provisions expired on October 28, 2019. This requirement had been implemented in connection with the Company’s merger with Central on May 1, 2015 (Section 3.7 of the Third Amended and Restated Bylaws); and

(4) an amendment increasing the mandatory retirement age of directors from seventy-two to seventy‑five and requiring that directors reaching the age of seventy-five automatically cease being a director at the close of business on the day of the next shareholders’ meeting at which directors are to be elected (Section 3.14 of the Third Amended and Restated Bylaws).

The foregoing description of the Third Amended and Restated Bylaws does not purport to be complete and is qualified by reference to the full text of the Third Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

3.1	Third Amended and Restated Bylaws of MidWestOne Financial Group, Inc. as of January 20, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	January 25, 2021	By:	/s/ BARRY S. RAY
Barry S. Ray
Senior Executive Vice President and Chief Financial Officer